Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

Date: December 22, 2025

Matter No.: 1010342/111374905
+(852) 2842 9588
Lilian.Woo@conyers.com

SU Group Holdings Limited

7th Floor, The Rays

No. 71 Hung To Road, Kwun Tong

Kowloon, Hong Kong

Dear Sir/Madam

Re: SU Group Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 (File No.: 333-291851) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and offering by the Company of up to 6,000,000 units (the “Units”) with each unit comprising of one pre-funded warrant (the “Pre-Funded Warrant”) which is exercisable for one Class A ordinary share (the “Class A Share(s)”) of par value of HK$0.10 each of the Company (the “Pre-Funded Warrant Share(s)”), and two warrants (the “Class A Ordinary Share Warrant(s)”, together with the Pre-Funded Warrant(s) are hereinafter referred to as the “Warrants”) which entitles the holder thereof to purchase one Class A Share upon exercise at the exercise price stated in the Registration Statement (“Class A Ordinary Share Warrant Share(s)”, together with the Pre-funded Warrant Share(s) are hereinafter referred to as the “Warrant Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document:

1.1	the form of a securities purchase agreement in relation to the sale of the Class A Shares and Warrants (“Securities Purchase Agreement”);

1.2	a draft of the Class A Ordinary Share Warrant;

1.3	a draft of the Pre-Funded Warrant;

1.4	a copy of the Registration Statement; and

1.5	a draft of the preliminary prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

The documents listed in items 1.1 through 1.5 above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.6	copies of the amended and restated memorandum and articles of association of the Company adopted on 21 November 2023 and as amended by a special resolution passed by the Company on 1 August 2025 and took effect on 25 August 2025 (“Current M&As”);

1.7	a copy of the written resolutions of all its directors dated 15 December 2025 (the “Resolutions”);

1.8	a copy of the register of directors and officers of the Company;

1.9	a copy of the Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 8 December 2025 (the “Certificate Date”); and

1.10	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.4	that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Current M&As are in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that upon issue of any Class A Shares to be sold by the Company pursuant to the Units and the Warrant Shares to be issued by the Company upon exercise of the Warrants, the Company will have sufficient Class A Shares in its authorised and unissued share capital and will receive consideration for the full or actual issue price thereof which shall be equal to at least the par value thereof;

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2.8	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Units, and the due execution and delivery thereof by each party thereto;

2.9	the due execution and delivery of the Securities Purchase Agreement, the Pre-Funded Warrant and the Class A Ordinary Share Warrant by each of the parties thereto and the validity and binding effect under its governing law in accordance with its terms;

2.10	the due execution and delivery of the Securities Purchase Agreement, the Class A Ordinary Share Warrant and the Pre-Funded Warrant by each of the parties thereto and the validity and binding effect under the laws of the State of New York of the Securities Purchase Agreement, the Class A Ordinary Share Warrants and the Pre-Funded Warrant in accordance with their terms;

2.11	that the issuance and sale of and payment of the Warrant Shares will be in accordance with the terms of the Warrants and the Securities Purchase Agreement duly approved by the board of directors of the Company, and the Registration Statement;

2.12	no Warrant Share will be issued pursuant to the Warrants upon or following commencement of the winding up of the Company;

2.13	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

2.14	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company;

2.15	on the date of allotment and issuance of any Class A Shares, the Company is and after any such allotment and issuance, will be able to pay its debts;

2.16	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion; and

2.17	the Company has not taken any action to appoint a restructuring officer.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	The obligations of the Company under the Units and the Warrants:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

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(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the documents constituting the Units and the Warrants if there are other proceedings in respect of thereof simultaneously underway against the Company in another jurisdiction.

3.3	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

3	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Documents and Resolutions and registered in the register of members of the Company, the Warrant Shares to be offered and issued by the Company as contemplated by the Registration Statement will be duly authorised, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	Upon the due issuance of the Warrants and payment of the consideration therefore in accordance with the terms of the Documents and the Resolutions, the Warrants will be validly issued and constitute valid and binding obligations of the Company in accordance with the terms thereof.

4.4	The statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman

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